  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1996
                                                      REGISTRATION NO. 333-2071
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                           DOW JONES & COMPANY, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                              13-5034940
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)
                              200 LIBERTY STREET
                           NEW YORK, NEW YORK 10281
                                (212) 416-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                KEVIN J. ROCHE
              VICE PRESIDENT/FINANCE AND CHIEF FINANCIAL OFFICER
                           DOW JONES & COMPANY, INC.
                              200 LIBERTY STREET
                           NEW YORK, NEW YORK 10281
                                (212) 416-2000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

     The Commission is requested to send copies of all communications to:
         DAVID E. MORAN, ESQ.                 ANDREW D. SOUSSLOFF, ESQ.
 VICE PRESIDENT/LAW AND DEPUTY GENERAL           SULLIVAN & CROMWELL
                COUNSEL                           125 BROAD STREET
       DOW JONES & COMPANY, INC.              NEW YORK, NEW YORK 10004
          200 LIBERTY STREET
       NEW YORK, NEW YORK 10281
       Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

SUBJECT TO COMPLETION, DATED JULY 17, 1996

PROSPECTUS

DOW JONES & COMPANY, INC.

$300,000,000

DEBT SECURITIES

Dow Jones & Company, Inc. (the "Company") may offer from time to time its unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities") at an aggregate initial offering price of not more than $300,000,000 or, if applicable, the equivalent thereof in one or more foreign currencies or currency units. As used herein, the term Debt Securities shall include securities denominated, or whose principal is payable, in United States dollars, or, at the option of the Company, in any other currency or in a composite currency or currencies. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a Prospectus Supplement or Prospectus Supplements.

The terms of each series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates and time or times of payment of any interest, any terms for optional or mandatory redemption or payment of additional amounts or any sinking fund provisions, any initial public offering price, the proceeds to the Company and any other specific terms in connection with the offering and sale of such series will be set forth in a Prospectus Supplement or Prospectus Supplements. Debt Securities may be issued with amounts payable in respect of principal of or any premium or interest on the Debt Securities determined by reference to the value, rate or price of one or more specified indices.

The Debt Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution". Such agents, underwriters or dealers may include Chase Securities Inc., or another firm acting alone, or may be a group of underwriters, dealers or agents represented by Chase Securities Inc. or by one or more firms including Chase Securities Inc. If any agents of the Company or any underwriters are involved in the sale of any Debt Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement.

                    --------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    --------------------------------------

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF DEBT SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

CHASE SECURITIES INC.

The date of this Prospectus is July 17, 1996.

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY AND THEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission, at Room 1024, at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois; and 13th Floor, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained, at prescribed rates, from the Public Reference Section of the Commission, Washington, D.C. 20549. The common stock of the Company is listed on, and reports, proxy statements and other information concerning the Company can be inspected at the offices of, the New York Stock Exchange, 20 Broad Street, New York, New York 10005. This Prospectus does not contain all of the information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the Commission under the United States Securities Act of 1933, as amended (the "Act"), and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 ("1995 Form 10-K"), and the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 ("First Quarter 1996 Form 10-Q"), each filed with the Commission by the Company, is incorporated in this Prospectus by reference.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Dow Jones & Company, Inc., 200 Liberty Street, New York, New York 10281, Attention: Corporate Secretary (telephone number 212-416-2000).

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

  Certain statements contained in the Company's 1995 Form 10-K under the caption "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Outlook" and in the third paragraph of the Company's First Quarter 1996 Form 10-Q under the caption "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" are forward-looking statements (as such term is defined in Section 27A of the Act). These forward-looking statements are made subject to certain risks and uncertainties, and the factors and assumptions described in the context of such forward-looking statements and elsewhere in the 1995 Form 10-K and First Quarter 1996 Form 10-Q could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements.

            ------------------------------------------------------

                          FOR FLORIDA RESIDENTS ONLY

  From time to time the Company may do business in Cuba, although not in the usual commercial sense. Because the Company believes that certain events in Cuba may be important and newsworthy, it and certain of its affiliates gather and report on the news in that country. This newsgathering may require the Company to do business in Cuba as contemplated by Section 517.075, Florida Statutes. The Company's newsgathering and related activities are confined to those permitted under United States law respecting commercial activity in Cuba. This information is accurate as of the date hereof. Current information concerning any material change in the Company's business dealings with Cuba or with any person or affiliate located in Cuba may be obtained from the Division of Securities and Investor Protection of the Florida Department of Banking and Finance, the Capitol, Tallahassee, Florida 32399-0530, telephone number (904) 488-9805.

            ------------------------------------------------------

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$", "dollars", "U.S. dollars" or "U.S.$").

                                  THE COMPANY

  The Company is a global provider of business news and information. The Company's operations are divided into three industry segments: financial information services, business publishing and general interest community newspapers.

  The financial information services segment of the Company reflects the operations of Dow Jones Telerate and the Company's financial news services, such as the Dow Jones News Service(R) newswire, Capital Markets ReportSM, Federal Filings(R), AP-Dow Jones News Service and other domestic and international wires. This segment primarily serves the global financial services industry.

  The business publishing segment holds the operations of the Company's print publications, which include The Wall Street Journal(R) and its international editions in Europe and Asia; Barron's(R); Business Information Services, the electronic publishing arm of the Company; and the Company's television and multimedia operations. The Business Information Services group produces a variety of CD-ROM and on-line products for personal investors as well as Dow Jones News/Retrieval databases for corporate and other users.

  In 1995 the Company and ITT Corporation formed a partnership to purchase WNYC-TV from the City of New York. The purchase was completed on July 1, 1996. The television station, renamed WBIS+SM, commenced interim programming on July 1, 1996 and is expected to provide a mix of business news, sports and entertainment programming by the latter part of 1996. The Company is a 49% owner of Asia Business News (Singapore) Pte. Ltd., a business and financial news television company broadcasting in Asia. The Company also owns 70% of European Business News, which broadcasts European business, financial and consumer news throughout Europe.

  Community newspapers published by Ottaway Newspapers, Inc., a wholly-owned subsidiary of the Company, include 19 general interest dailies in Arizona, California, Connecticut, Kentucky, Massachusetts, Michigan, Minnesota, Missouri, New York, Oregon and Pennsylvania.

  The Company also has investments in SmartMoney(R), which is published jointly with The Hearst Corporation; Handelsblatt-Dow Jones GmbH, a joint venture with the von Holtzbrinck Group, publisher of Germany's leading business daily, Handelsblatt; Mediatex Communications Corp., publisher of Texas Monthly magazine; Nation Publishing Group, a Bangkok, Thailand publisher of English and Thai-language magazines and newspapers; America Economia, a Spanish-language business magazine in South America; VWD-Vereinigte Wirtschaftsdienste GmbH, a German news agency specializing in business and economic news and information; Minex Corporation, a minority-owner of EBS, a provider of a foreign exchange trading service; HB-Dow Jones S.A., a part-owner of a publishing company in the Czech Republic; and newsprint mills in the United States and Canada.

  The Company's principal executive offices are located at 200 Liberty Street, New York, New York 10281 (telephone number 212-416-2000).

                                USE OF PROCEEDS

  The Company currently intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, which may include the reduction of other indebtedness, possible acquisitions and such other purposes as may be stated in any Prospectus Supplement. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Company and its subsidiaries and the availability of other funds.

                      RATIO OF EARNINGS TO FIXED CHARGES

                                                                THREE MONTHS
                                      YEARS ENDED DECEMBER 31, ENDED MARCH 31,
                                      ------------------------ ---------------
                                      1995 1994 1993 1992 1991      1996
                                      ---- ---- ---- ---- ----      ----
      Ratio of Earnings to Fixed
       Charges....................... 7.2  8.3  6.8  5.1  3.4        7.4

  For purposes of computing the ratio of earnings to fixed charges (a) "earnings" have been calculated by adding to net income (i) taxes based on income, (ii) interest on debt, (iii) the portion of lease rentals estimated by management to be representative of the interest factor, (iv) minority interest in net income of subsidiary, and (v) distribution of earnings from associated companies, and deducting from net income equity in earnings of associated companies; and (b) "fixed charges" include interest on debt and the portion of lease rentals estimated by management to be representative of the interest factor.

                        DESCRIPTION OF DEBT SECURITIES

  The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the series of Debt Securities offered by an accompanying Prospectus Supplement (the "Offered Debt Securities"), and the extent to which the following general provisions apply thereto, will be described therein.

  The Debt Securities will be issued under an Indenture, dated as of October 1, 1985, as supplemented by the First Supplemental Indenture, dated as of November 15, 1989, between the Company and Morgan Guaranty Trust Company of New York, as trustee, and the Second Supplemental Indenture, dated as of December 1, 1995, between the Company and First Trust of New York, National Association, as successor Trustee (the "Trustee") (as so supplemented, the "Indenture"). The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein. Certain terms defined in the Indenture are capitalized herein. Wherever capitalized terms are used and not otherwise defined herein, it is intended that such terms shall have the meanings assigned to them in the Indenture.

GENERAL

  The Indenture does not limit the aggregate principal amount of the Debt Securities or of any particular series of Offered Debt Securities which may be issued thereunder and provides that Debt Securities may be issued from time to time in series. The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

  Reference is made to the Prospectus Supplement relating to the Offered Debt Securities for the following terms or additional provisions thereof, where applicable: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (4) the date or dates on which the Offered Debt Securities will mature; (5) the rate or rates (which may be fixed or variable) at which the Offered Debt Securities will bear interest, if any;
(6) the date or dates from which any such interest will accrue, the date on which payment of such interest will commence, the Interest Payment Dates, the Regular Record Dates for such Interest Payment Dates, and the entity to whom any such interest will be payable, if other than the entity in whose name the Offered Debt Security (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest payment;
(7) the place or places where the principal of (and premium, if any) and interest on the Offered Debt Securities will be payable; (8) the dates on which and the price or prices at which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund provisions, be redeemed by the Company, and the other detailed terms and provisions of such sinking funds; (9) the date, if any, after which, and the price or prices at which, the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and the other detailed terms and provisions of such optional redemptions; (10) the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest on the Offered Debt Securities will be payable if other than U.S. dollars; (11) any index (which term includes any security or securities or other non-security referents such as a consumer price index) used to determine the amount of payments of principal of (and premium, if any) or interest on the Offered Debt Securities; (12) the portion of the principal amount of the Offered Debt Securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof; (13) the right of the Company to defease the Offered Debt Securities for certain restrictive covenants and certain Events of Default under the Indenture; and (14) any other terms of the Offered Debt Securities. (Section 301)

  Unless otherwise provided in the Prospectus Supplement relating to the Offered Debt Securities, (1) principal of (and premium, if any) and interest on the Debt Securities will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registrable, at the principal office of the Trustee in New York, New York, except that, at the option of the Company, interest may be paid by mailing a check to the address of the entity entitled thereto as it appears in the security register maintained at the principal office of the Trustee; (2) payment of any interest due on any Debt Security will be made to the entity in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest; and (3) the Debt Securities will be issued only in registered form without coupons and in denominations of $1,000 and integral multiples thereof. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 301, 302, 305, 307 and 1002)

  Debt Securities may be issued as Original Issue Discount Debt Securities to be sold at a substantial discount from their principal amount. Special federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof. (Section 101)

  The applicable Prospectus Supplement will describe the federal income tax consequences of the ownership of any Offered Debt Securities denominated in other than U.S. dollars.

LIMITATION ON LIENS

  The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, incur, issue, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a mortgage, pledge or other lien ("Mortgage") on any of its or their Tangible Property, or on any shares of stock or indebtedness of a Restricted Subsidiary, without providing that the Debt Securities (other than Debt Securities of a series not entitled to the benefits of this provision) shall be secured equally and ratably with (or prior to) such secured indebtedness. The foregoing restriction does not apply if, after giving effect to such secured indebtedness, the aggregate amount of all such secured indebtedness (other than indebtedness secured by excepted Mortgages referred to in the following sentence) plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions would not exceed 10% of Consolidated Net Tangible Assets, excluding any Sale and Leaseback Transaction the proceeds of which are applied to the retirement of secured indebtedness of the Company (other than indebtedness secured by excepted Mortgages referred to in the following sentence). The foregoing restriction regarding secured indebtedness does not apply to (1) Mortgages existing on the date of the Indenture; (2) Mortgages on property of, or on any shares of stock or indebtedness of, any corporation existing at the time such corporation becomes a Restricted Subsidiary; (3) Mortgages on property of any corporation existing at the time such corporation is merged into or consolidated with, or at the time of any sale, lease or other disposition of all or substantially all its assets to, the Company or a Restricted Subsidiary; (4) Mortgages on property existing at the time of acquisition thereof and purchase money Mortgages relating thereto (including construction cost financing); (5) Mortgages on particular property to secure all or part of the cost of repairing, altering, constructing, improving or developing such property as is, in the opinion of the Company's Board of Directors, substantially unimproved; (6) Mortgages in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute; and (7) Mortgages in favor of the Company or any Restricted Subsidiary, and will not apply to any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses (1) through
(6). (Section 1007)

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

  The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor providing for the leasing by the Company or such Restricted Subsidiary for a period in excess of three years of any real property located within the United States which has been owned by the Company or such Restricted Subsidiary for more than six months and which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such lender or investor unless either (1) the Company or such Restricted Subsidiary could mortgage such property under the restrictions described under "Limitation on Liens" in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Debt Securities (other than Debt Securities of a series not entitled to the benefits of that provision) or (2) the Company, within six months after such sale or transfer, applies to the retirement of secured indebtedness of the Company (other than indebtedness secured by excepted Mortgages referred to in the last sentence of "Limitation on Liens" above) an amount equal to the greater of (i) the net proceeds of the sale of the real property so leased back or (ii) the fair market value of the real property so leased back. (Section 1008)

CERTAIN DEFINITIONS

  As used in the Indenture:

"Subsidiary" means any corporation of which the Company or one or more of its Subsidiaries owns more than 50% of the outstanding stock ordinarily having voting power for the election of directors. "Restricted Subsidiary" means any Subsidiary other than (1) a Subsidiary substantially all the physical properties of which are located, or substantially all the operations of which are conducted, outside the United States or (2) a Subsidiary the principal business of which consists of (i) investing in, developing or otherwise dealing in or with, real estate or providing services directly related thereto, (ii) financing, including without limitation lending on the security of, purchasing or discounting (with or without recourse), receivables, leases, obligations or other claims arising from or in connection with the purchase or sale of products or services or (iii) leasing property. "Attributable Debt" means the total net amount of rent (discounted at a rate per annum equal to the prevailing market interest rate, at the time the lease was entered into, on United States Treasury obligations having a maturity substantially the same as the average term of such lease, plus 3%) required to be paid during the remaining term of such lease. "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries after deducting therefrom (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its Subsidiaries and computed in accordance with generally accepted accounting principles. "Tangible Property" means all land, buildings, machinery and equipment, and leasehold interests and improvements in respect of the foregoing, which would be reflected on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with generally accepted accounting principles, excluding all such tangible property located outside the United States. "Outstanding", when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under the Indenture, except: (i) cancelled Debt Securities; (ii) Debt Securities for whose payment or redemption money or U.S. Government obligations has been theretofore deposited with the Trustee in trust or set aside and segregated in trust by the Company; and (iii) Debt Securities which have been paid pursuant to the Indenture or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to the Indenture. Debt Securities which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor. "Sale and Leaseback Transaction" means any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Restricted Subsidiary), or to which any such lender or investor is a party, providing for the leasing by the Company or a Restricted Subsidiary for a period, including renewals, in excess of three years of any real property located within the United States of America which has been owned by the Company or a Restricted Subsidiary for more than six months and which has been or is to be sold or transferred by the Company or a Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such real property. (Section 101)

WAIVER

  The Holders of at least 66 2/3% in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1011) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of that series or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513)

EVENTS OF DEFAULT

  An Event of Default with respect to Debt Securities of any series is defined in the Indenture as: (1) default for 30 days in payment of any interest on any Debt Security of that series; (2) default in payment of principal of (or premium, if any, on) any Debt Security of that series at maturity; (3) failure to deposit any sinking fund payment when due in respect of that series; (4) failure by the Company for 60 days after due notice in performance of any other of the covenants or warranties in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of a series of Debt Securities other than that series); (5) default under any indebtedness for money borrowed (including a default with respect to Debt Securities other than that series) with a principal amount then outstanding in excess of $5,000,000 or under any mortgage, indenture or instrument under which any such indebtedness is issued or secured (including the Indenture) which default results in the acceleration of maturity of such indebtedness, unless such indebtedness or acceleration shall have been discharged or annulled within 10 days after due notice by the Trustee or by Holders of at least 10% in principal amount of the Outstanding Debt Securities of that series; (6) certain events of bankruptcy, insolvency or reorganization of the Company; and
(7) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

  The Indenture provides that, if any Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount of such Debt Securities as may be specified in the terms thereof) of all Debt Securities of that series to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any) or interest on the Debt Securities of that series and certain other specified defaults) may be waived by the Holders of a majority in principal amount of the Outstanding Debt Securities of that series on behalf of the Holders of all Debt Securities of that series. (Sections 502 and 513)

  Reference is made to the Prospectus Supplement relating to each series of Offered Debt Securities that consists in whole or in part of Original Issue Discount Debt Securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such Original Issue Discount Debt Securities upon the occurrence of an Event of Default and the continuation thereof.

  The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to Debt Securities of any series at the time Outstanding, give to the Holders of the Outstanding Debt Securities of that series notice of such default known to it if uncured or not waived, provided that, except in the case of default in the payment of principal of (or premium, if any) or interest on any Debt Security of that series, or in the deposit of any sinking fund payment which is provided, the Trustee will be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Outstanding Debt Securities of such series; and, provided further, that in the case of any default of the character specified in clause (4) under "Events of Default," such notice shall not be given until at least 30 days after the occurrence thereof. The term "default" with respect to any series of Outstanding Debt Securities for the purpose only of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default. (Section 602)

  The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the Holders of any series of Outstanding Debt Securities before proceeding to exercise any right or power under the Indenture at the request of the Holders of such series of Debt Securities. (Section 603) Subject to such provisions for indemnification of the Trustee, the Indenture provides that the Holders of a majority in principal amount of Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series, provided that the Trustee may decline to act if such direction is contrary to law or the Indenture. (Section 512)

  No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless: (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series, (2) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (3) the Trustee shall have failed to institute such proceeding within 60 days and (4) the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request during such 60-day period. (Section 507) However, the Holder of any Debt Security will have an absolute right to receive payment of the principal of (and premium, if any) and any interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment. (Section 508)

  The Indenture includes a covenant that the Company will file annually with the Trustee a certificate of no default as to certain provisions of the Indenture, or specifying any default that exists. (Section 1010)

DEFEASANCE

  The Prospectus Supplement will state if any defeasance provision will apply to the Offered Debt Securities.

  Defeasance and Discharge. The Indenture provides that, if applicable, the Company will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money or U.S. Government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay (1) the principal of (and premium, if any) and each installment of interest on the Debt Securities of such series on the stated maturity of such payments and (2) installments of any sinking fund payments applicable to the Debt Securities of such series, in accordance with the terms of the Indenture and the Debt Securities of such series. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (who may be an employee of or counsel for the Company) to the effect that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred and (2) the Debt Securities, if then listed on the New York Stock Exchange, would not be delisted as a result of such defeasance. (Section 403).

  Defeasance of Certain Covenants and Certain Events of Default. The Indenture provides that, if applicable, the Company may omit to comply with certain restrictive covenants in Sections 1005 (Maintenance of Properties), 1006 (Payment of Taxes and Other Claims), 1007 (Limitation on Liens) and 1008 (Limitation on Sale and Leaseback Transactions), and neither Section 501(4) (described in clause (4) under "Events of Default") with respect to Sections 1005 through 1008 nor Section 501(5) (described in clause (5) under "Events of Default") shall be deemed to be an Event of Default under the Indenture and the Debt Securities of any series, upon the deposit with the Trustee, in trust, of money or U.S. Government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay (1) the principal of (and premium, if any) and each installment of interest on the Debt Securities of such series on the stated maturity of such payments and (2) installments of any sinking fund payments applicable to the Debt Securities of such series, in accordance with the terms of the Indenture and the Debt Securities of such series. The obligations of the Company under the Indenture and the Debt Securities of such series other than the covenants referred to above and the Events of Default other than the Events of Default referred to above shall remain in full force and effect. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (who may be an employee of or counsel for the Company) to the effect that (1) the Holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred and (2) the Debt Securities of such series, if then listed on the New York Stock Exchange, would not be delisted as a result of such defeasance. (Section 1009)

  Defeasance and Certain Other Events of Default. In the event the Company exercises its option not to comply with certain covenants of the Indenture with respect to the Debt Securities of any series as described above and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default other than an Event of Default described in clause (4) or (5) under "Events of Default," the amount of money and U.S. Government obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

MODIFICATION AND WAIVER OF THE INDENTURE

  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in principal amount of Outstanding Debt Securities of each series affected thereby, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of Outstanding Debt Securities of such series, except that no such supplemental indenture may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (1) change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (2) reduce the principal amount of (or premium, if any) or any interest on any Debt Security or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration, (3) change the place or currency of payment of principal of (or premium, if any) or interest on any Debt Security, (4) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), (5) reduce the aforesaid percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for any such supplemental indenture or for waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or (6) effect certain other changes. (Section 902)

  The Holders of at least 66 2/3% in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of such series waive, insofar as such series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1011) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of such series waive any past default under the Indenture with respect to such series, except a default in the payment of the principal of (or premium, if any) or any interest on any Debt Security of such series or in respect of a provision or covenant which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected thereby. (Section 513)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Indenture contains a provision permitting the Company, without the consent of the Holders of any of the Outstanding Debt Securities, to consolidate with or merge into any other corporation or transfer or lease its assets substantially as an entirety to any entity or to acquire or lease the assets of any entity substantially as an entirety or to permit any corporation to merge into the Company, provided that (1) the successor is a corporation organized under the laws of any domestic jurisdiction; (2) the successor corporation, if other than the Company, assumes the Company's obligations on the Debt Securities and under the Indenture; (3) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (4) certain other conditions are met. (Section 801)

REGARDING THE TRUSTEE

  First Trust of New York, National Association, is the Trustee under the Indenture.

BOOK-ENTRY SYSTEM

  Some or all of the Debt Securities of any series may be issued in the form of one or more fully registered global debt securities (collectively, the "Global Debt Securities"), which will be deposited with, or on behalf of, a depositary identified in the appropriate Prospectus Supplement (the "Depositary") and registered in the name of the Depositary or a nominee thereof identified in the appropriate Prospectus Supplement. Except as set forth below, the Global Debt Securities may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary.

  Ownership of beneficial interests in the Global Debt Securities will be limited to institutions that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. Upon the issuance of the Global Debt Securities, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Debt Securities to the accounts of participants. Ownership of interests in the Global Debt Securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in the Global Debt Securities through such participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer beneficial interests in the Global Debt Securities.

  So long as the Depositary, or its nominee, is the registered holder and owner of the Global Debt Securities, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the related Debt Securities for all purposes of such Debt Securities and for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in the Global Debt Securities will not be entitled to have the Debt Securities represented by such Global Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in definitive form and will not be considered to be the owners or holders of any Debt Securities under the Indenture or the Global Debt Securities. Accordingly, each person owning a beneficial interest in the Global Debt Securities must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of Debt Securities under the Indenture or the Global Debt Securities. The Company understands that under existing industry practice, in the event the Company requests any action of holders of Debt Securities or an owner of a beneficial interest in the Global Debt Securities desires to take any action that the Depositary, as the holder of the Global Debt Securities, is entitled to take, the Depositary would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  Payment of principal of (and premium, if any) and interest on Debt Securities represented by the Global Debt Securities registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Debt Securities.

  The Company expects that the Depositary, upon receipt of any payment of principal or interest in respect of the Global Debt Securities, will credit immediately participants' accounts with payment in amounts proportionate in their respective beneficial interests in the principal amount of the Global Debt Securities as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in the Global Debt Securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Debt Securities for any Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its participants or the relationship between such participants and the owners of beneficial interests in the Global Debt Securities owning through such participants.

  Unless and until they are exchanged in whole or in part for certificated Debt Securities in definitive form, the Global Debt Securities may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

  The Debt Securities represented by the Global Debt Securities are exchangeable for certificated Debt Securities in definitive registered form of like tenor as such Debt Securities in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Debt Securities or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company in its discretion at any time determines not to have all of the Debt Securities represented by the Global Debt Securities and notifies the Trustee thereof or (iii) an Event of Default with respect to the Debt Securities represented by such Global Debt Securities has occurred and is continuing. Any Debt Securities that are exchangeable pursuant to the preceding sentence are exchangeable for certificated Debt Securities issuable in authorized denominations and registered in such names as the Depositary shall direct. Subject to the foregoing, the Global Debt Securities are not exchangeable, except for a Global Debt Security or Global Debt Securities of the same aggregate denominations to be registered in the name of the Depositary or its nominee.

  Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a Global Debt Security, in some cases, may trade in the Depositary's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the Depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a Global Debt Security upon the original issuance thereof may be required to be made in immediately available funds.

                            FOREIGN CURRENCY RISKS

GENERAL

  Debt Securities of a series may be denominated in such foreign currencies or currency units as may be designated by the Company at the time of offering (the "Foreign Currency Securities").

  FOREIGN CURRENCY SECURITIES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

  Unless otherwise indicated in an applicable Prospectus Supplement, a Foreign Currency Security will not be sold in, or to a resident of, the country of the Specified Currency (as defined below) in which such Security is denominated. The information set forth below is by necessity incomplete and prospective purchasers of Foreign Currency Securities should consult their own financial and legal advisors with respect to any matters that may affect the purchase or holding of a Foreign Currency Security or the receipt of payments of principal of and any premium and interest on a Foreign Currency Security in a Specified Currency.

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Foreign Currency Securities entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the currency or currency unit designated by the Company at the time of offering (the "Specified Currency") and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on events over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Security. Depreciation of the Specified Currency applicable to a Foreign Currency Security against the U.S. dollar would result in a decrease in the U.S. dollar-equivalent yield of such Foreign Currency Security, in the U.S. dollar-equivalent value of the principal repayable at Maturity of such Foreign Currency Security and, generally, in the U.S. dollar-equivalent market value of such Foreign Currency Security.

  Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Foreign Currency Security's Maturity. Even if there are not exchange controls, it is possible that the Specified Currency for any particular Foreign Currency Security would not be available at such Security's Maturity due to other circumstances beyond the control of the Company.

JUDGMENTS

  In the event an action based on Foreign Currency Securities were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Securities only in U.S. dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. Holders of Foreign Currency Securities would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time the Trustee converts U.S. dollars to the Specified Currency for payment of the judgment.

                             PLAN OF DISTRIBUTION

  The Company may sell Debt Securities to or through one or more underwriters or dealers for public offering and sale by them or may sell Debt Securities to investors directly or through agents. Such underwriters or agents may include Chase Securities Inc. or another firm acting alone, or may be a group of underwriters or agents represented by Chase Securities Inc. or by one or more firms including Chase Securities Inc.

  Underwriters may offer and sell the Debt Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as the Company's agents to solicit and receive offers to purchase the Debt Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Debt Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Debt Securities for whom they may act as agent. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

  Debt Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Debt Securities remarketed thereby.

  Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Debt Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of Debt Securities may be deemed to be underwriting discounts and commissions, under the Act. Underwriters, dealers and agents may be entitled, under agreements with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Act, and to reimbursement by the Company for certain expenses.

  If so indicated in an applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Debt Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Debt Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Debt Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

  All Offered Debt Securities will be a new issue of securities with no established trading market. Any underwriters to whom Offered Debt Securities are sold by the Company for public offering and sale may make a market in such Offered Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Offered Debt Securities.

  Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

                          VALIDITY OF DEBT SECURITIES

  Unless otherwise indicated in an accompanying Prospectus Supplement relating to Offered Debt Securities, the validity of the Debt Securities will be passed upon for the Company by David E. Moran, Esq., Vice President/Law and Deputy General Counsel of the Company, and for any underwriters or agents by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004.

                                    EXPERTS

  The financial statements and related financial statement schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference in this prospectus, have been incorporated herein in reliance upon the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The fees and expenses to be paid in connection with the distribution of the securities being registered hereby are as follows:

      Securities and Exchange Commission Registration Fee............ $103,449
      Printing and Engraving Expenses................................   32,000*
      Accounting Fees and Expenses...................................   49,000*
      Blue Sky and Legal Investment Fees and Expenses................   17,000*
      Fees and Expenses of Trustee...................................   31,500*
      Rating Agency Fees.............................................   50,000*
      Miscellaneous..................................................    7,051*
                                                                      --------
        TOTAL........................................................ $290,000*
                                                                      ========

- --------

* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors, employees and agents prosecuted in a criminal action or sued in a civil action or proceeding, including, under certain circumstances, suits by or in the right of the Registrant, for any expenses, including attorneys' fees, or any liabilities which may be incurred in consequence of such action or proceeding, under the conditions stated in that section.

  Section 32 of the Registrant's bylaws provides for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

  The Registrant maintains directors' and officers' liability and corporation reimbursement insurance for the benefit of the Registrant and its directors and officers. The policy provides coverage for certain amounts paid as indemnification pursuant to the provisions of Delaware law and the Registrant's bylaws. In addition, the form of the proposed Underwriting Agreement provides for indemnification of directors, officers and certain other persons of the Registrant under certain circumstances described therein by each underwriter participating in the offering of Debt Securities.

ITEM 16. EXHIBITS.

 EXHIBIT
 NUMBER                           DESCRIPTION OF EXHIBIT
 -------                          ----------------------
     1    --Form of Underwriting Agreement.***
     4(a) --Indenture (including forms of Debt Securities), dated as of October
           1, 1985, between the Registrant and Morgan Guaranty Trust Company of
           New York, as Trustee.*
     4(b) --Form of First Supplemental Indenture, dated as of November 15,
           1989, between the Registrant and Morgan Guaranty Trust Company of
           New York, as Trustee.**
     4(c) --Second Supplemental Indenture, dated as of December 1, 1995, between the Registrant and First Trust of New York, National
           Association, as Successor Trustee.***
     5    --Opinion of David E. Moran, Esq.***
    12    --Statement regarding computation of ratio of earnings to fixed charges.
    23(a) --Consent of Coopers & Lybrand L.L.P., independent accountants.
    23(b) --Consent of David E. Moran, Esq. (included in the opinion filed as
           Exhibit 5).***
    24    --Powers of Attorney (included on signature pages hereof or previously filed).
    25    --Form T-1 Statement of Eligibility and Qualification under the Trust
           Indenture Act of 1939, as amended, of First Trust of New York,
           National Association, as Successor Trustee.***

- --------
  * Incorporated by reference to Exhibit 4(a) to Registration Statement on Form S-3, as filed with the Commission on November 16, 1989 (Registration No. 33-32110).
 ** Incorporated by reference to Exhibit 4(b) to Registration Statement on
    Form S-3, as filed with the Commission on November 16, 1989 (Registration No. 33-32110).
*** Previously filed.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 17, 1996.

                                          DOW JONES & COMPANY, INC.

                                                   /s/ Kevin J. Roche
                                          By:__________________________________
                                                     Kevin J. Roche
                                               Vice President/Finance and
                                                 Chief Financial Officer

                               POWER OF ATTORNEY

  EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS PETER R. KANN AND KENNETH L. BURENGA, AND EACH ACTING ALONE, HIS/HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM/HER AND IN HIS/HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS OR SUPPLEMENTS TO THIS REGISTRATION STATEMENT, WHETHER PRE-EFFECTIVE OR POST-EFFECTIVE, AND TO FILE THE SAME WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING NECESSARY OR APPROPRIATE TO BE DONE WITH RESPECT TO THIS REGISTRATION STATEMENT OR ANY AMENDMENTS OR SUPPLEMENTS HERETO IN THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE/SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
1. Principal executive officer

      /s/   Peter R. Kann *          Chairman of the Board and       July 17, 1996
____________________________________ Chief Executive Officer
           Peter R. Kann
2. Principal financial officer

       /s/ Kevin J. Roche            Vice President/Finance and      July 17, 1996
____________________________________ Chief Financial Officer
           Kevin J. Roche
3. Principal accounting officer

     /s/  Thomas G. Hetzel *         Comptroller                     July 17, 1996
____________________________________
          Thomas G. Hetzel

    /s/    Rand V. Araskog *         Director                        July 17, 1996
____________________________________
          Rand V. Araskog

    /s/  Christopher Bancroft*       Director                        July 17, 1996
____________________________________
        Christopher Bancroft

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

    /s/  Kenneth L. Burenga          Director                        July 17, 1996
____________________________________
         Kenneth L. Burenga

  /s/    William C. Cox, Jr.*        Director                        July 17, 1996
____________________________________
        William C. Cox, Jr.

  /s/ Irvine O. Hockaday, Jr.*       Director                        July 17, 1996
____________________________________
      Irvine O. Hockaday, Jr.

   /s/  Vernon E. Jordan, Jr.*       Director                        July 17, 1996
____________________________________
       Vernon E. Jordan, Jr.

     /s/    David K.P. Li*           Director                        July 17, 1996
____________________________________
           David K.P. Li
        /s/ Jane C. MacElree         Director                        July 17, 1996
____________________________________
          Jane C. MacElree

   /s/ James H. Ottaway, Jr.*        Director                        July 17, 1996
____________________________________
       James H. Ottaway, Jr.

    /s/  Donald E. Petersen *        Director                        July 17, 1996
____________________________________
         Donald E. Petersen

  /s/    Warren H. Phillips*         Director                        July 17, 1996
____________________________________
         Warren H. Phillips

      /s/ James Q. Riordan*          Director                        July 17, 1996
____________________________________
          James Q. Riordan

       /s/ Martha S. Robes*          Director                        July 17, 1996
____________________________________
          Martha S. Robes

  /s/ Carlos Salinas de Gortari      Director                        July 17, 1996
____________________________________
     Carlos Salinas de Gortari

      /s/ Carl M. Valenti *          Director                        July 17, 1996
____________________________________
          Carl M. Valenti

      /s/ Richard D. Wood *          Director                        July 17, 1996
____________________________________
          Richard D. Wood


          /s/ Kenneth L. Burenga
*By:______________________________________
            Kenneth L. Burenga
             Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                   DESCRIPTION OF EXHIBIT                      PAGES
 -------                  ----------------------                   ------------
     1    --Form of Underwriting Agreement.***
     4(a) --Indenture (including forms of Debt Securities),
           dated as of October 1, 1985, between the Registrant
           and Morgan Guaranty Trust Company of New York, as
           Trustee.*
     4(b) --Form of First Supplemental Indenture, dated as of
           November 15, 1989, between the Registrant and Morgan
           Guaranty Trust Company of New York, as Trustee.**
     4(c) --Second Supplemental Indenture, dated as of December
           1, 1995, between the Registrant and First Trust of
           New York, National Association, as Successor
           Trustee.***
     5    --Opinion of David E. Moran, Esq.***
    12    --Statement regarding computation of ratio of earnings
           to fixed charges.
    23(a) --Consent of Coopers & Lybrand L.L.P., independent
           accountants.
    23(b) --Consent of David E. Moran, Esq. (included in the
           opinion filed as Exhibit 5).***
    24    --Powers of Attorney (included on signature pages
           hereof or previously filed).
    25    --Form T-1 Statement of Eligibility and Qualification
           under the Trust Indenture Act of 1939, as amended, of
           First Trust of New York, National Association, as
           Successor Trustee.***

- --------
  * Incorporated by reference to Exhibit 4(a) to Registration Statement on Form S-3, as filed with the Commission on November 16, 1989 (Registration No. 33-32110).
 ** Incorporated by reference to Exhibit 4(b) to Registration Statement on
    Form S-3, as filed with the Commission on November 16, 1989 (Registration No. 33-32110).
*** Previously filed.